UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Preferred Stock Purchase Agreement

On July 28, 2006, Airspan Networks, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the "Purchase Agreement") with Oak Investment Partners, XI, Limited Partnership (the "Purchaser").

The Purchase Agreement provides for the sale by the Company to the Purchaser of up to 200,690 shares of a newly designated Series B Preferred Stock (the “Series B Preferred Stock”) in exchange for $29 million in cash and the Purchaser’s transfer to the Company of all shares of the Company’s Series A Preferred Stock owned by the Purchaser on the closing date of the transaction. The Purchaser is currently the sole registered holder of the Company's Series A Preferred Stock, which was issued to the Purchaser in September 2004 for $29 million. The number of shares of Series B Preferred Stock to be sold to the Purchaser will be determined as follows:

•	The Purchaser will receive 100,000 shares of Series B Preferred Stock in exchange for the Purchaser’s $29 million cash investment (the “Cash Shares”); and

•
The Purchaser will receive approximately 1.379 shares of Series B Preferred Stock in exchange for each share of Series A Preferred Stock transferred to the Company (the “Exchange Shares”). Assuming the Purchaser transfers to the Company 73,000 shares of Series A Preferred Stock held by the Purchaser today, the Purchaser will receive 100,690 shares of Series B Preferred Stock.

The Purchaser has agreed to convert into common stock any shares of Series A Preferred Stock it elects to transfer to third parties prior to the closing of the Purchase Agreement (the “Closing”).

Each share of Series B Preferred Stock will initially be:

•	convertible into 100 shares of the Company’s Common Stock,

•	entitled to 81 votes on all matters submitted to a vote of the holders of the Company’s Common Stock,

•	entitled to participate in dividends declared with respect to the common stock as if the Series A Preferred Stock was converted into the common stock; and

•	entitled to a liquidation preference equal to $290 per share upon the occurrence of certain events.

The Company’s Series A Preferred Stock has comparable terms but with a higher liquidation preference, $400 per share. See the section below entitled “Series B Preferred Stock” for more information regarding the rights, designations and privileges of the Series B Preferred Stock.

The closing of the transaction is subject to a number of material conditions and uncertainties, including: the approval of the transactions contemplated by the Purchase Agreement by a majority of the holders of the Company’s Common Stock that vote (excluding any shares held by the Purchaser or its affiliates); there being no change to the business, financial condition or operations of the Company that is or could have a material adverse effect on the Company’s condition (financial or other), business, properties or results of operations; NASDAQ shall have explicitly or implicitly indicated that it will not object to the transactions contemplated by the Purchase Agreement. ; the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and other customary conditions.

Until the proposed Closing, the Company has agreed to operate its business in the usual and ordinary course of business consistent with past practice and to refrain from taking certain actions, without the Purchaser’s consent. Such actions generally include, but are not limited to, creating or increasing debt instruments or bank lines for more than $10 million in the aggregate, engaging in transactions with affiliates that are not at arms-length or are outside the ordinary course of business, acquiring or selling any material assets outside of the ordinary course of business, selling all or substantially all of the assets of the Company or participating in a transaction involving a change in control and, with certain exceptions, adopting any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or recapitalization. Prior to the proposed Closing, the Company has also agreed, subject to certain exceptions, not to solicit or participate in negotiations with any third parties relating to the offer or sale of more than $4 million of equity or equity-linked securities of the Company to a third party other than the Purchaser.

The Purchase Agreement may be terminated by the Company and the Purchaser at any time by mutual agreement. The Purchase Agreement may also be terminated by either the Company or the Purchaser (i) in the event the Company’s shareholders do not approve the transactions contemplated by the Purchase Agreement, or (ii) if the Closing does not close on or before October 31, 2006 (provided that the right to terminate the Purchase Agreement will not be available to any party whose failure to fulfill any obligation under the Purchase Agreement has been the primary cause of the failure of the transactions contemplated by this Agreement to occur on or before such date). The Purchase Agreement may also be terminated by the Purchaser if, among other things, the Company breaches certain of its covenants under the Agreement or suffers a material adverse effect with respect to, its condition (financial or other), business, properties or results of operations. In the event the Company or the Purchaser terminates the Purchase Agreement based on the Company’s receipt of a proposal that is more favorable to the Company’s shareholders, the Company will be required to pay the Purchaser liquidated damages in the amount of $1.3 million.

Series B Preferred Stock

Conversion Rights

Holders of the Series B Preferred Stock may convert the stock into shares of the Company’s Common Stock at any time at the rate of 100 shares of Common Stock for each share of Series B Preferred Stock (the “Conversion Rate”). After 24 months, the Series B Preferred Stock will automatically convert into shares of the Company’s Common Stock at the Conversion Rate if the Common Stock trades above $9.00 per share for 30 consecutive days. The Conversion Rate will be adjusted upon the occurrence of any of the following events: (i) the Company’s payment of Common Stock dividends or distributions, (ii) Common Stock splits, subdivisions or combinations and (iii) reclassification, reorganization, change or conversion of the Common Stock.

The Conversion Rate will also be subject to anti-dilution adjustments pursuant to a broad-based weighted average formula for certain issuances of equity securities by the Company below $2.90. The Conversion Rate will not adjust due to issuances in connection with merger and acquisition activity, if any, the payment of dividends or certain fees to the holders of Series B Preferred Stock, or the issuance of up to 5 million of securities as part of the Company’s existing equity compensation plans.

Voting Rights

The Purchaser is already a significant beneficial holder of the Company’s common stock. Assuming the Purchase Agreement is consummated in accordance with its terms, the Purchaser’s ability to directly or indirectly influence the affairs of the Company is expected to increase.

Each share of Series B Preferred Stock will initially be entitled to 81 votes on all matters submitted to a vote of the holders of the Company’s Common Stock. This voting rate will adjust upon the Company’s payment of Common Stock dividends and distributions, (ii) Common Stock splits, subdivisions or combinations, and (iii) reclassification, reorganization, change or conversion of the Common Stock. The voting rate will not adjust due to the issuance of equity securities by the Company below $2.90 per share.

As long as the Purchaser is a majority holder of the Series B Preferred Stock and the beneficial holder of at least 15% of the Company’s common stock, the Purchaser will be entitled to elect one member to the Company’s Board of Directors.

Dividends

Holders of the Series B Preferred Stock are entitled to participate in dividends declared with respect to the Common Stock as if the Series B Preferred Stock was converted into the Common Stock.

Redemption Rights

The Company has the right, after 5 years, to buy back the Series B Preferred Stock at a price of $3.625 per common share equivalent.

Liquidation

The Series B Preferred Stock is identified as ranking senior and prior to the Common Stock and all other classes or series of capital stock with respect to payments upon liquidation.

Upon any liquidation of the Company, certain mergers, reorganizations and/or consolidations of the Company into or with another corporation, the sale by the Company of all or substantially all of its assets or any transaction or series of related transactions in which a person, entity or group acquires 50% or more of the combined voting power of the Company’s then outstanding securities (a “Liquidation”), holders are entitled to receive prior and in preference to any distribution to holders of the Company's Common Stock, the greater of the amount they invested plus all accumulated or accrued and unpaid dividends thereon or the amount they would receive in such transaction if they converted the Series B Preferred stock into Common Stock.

Restrictive Covenants

So long as the Series B Preferred Stock is outstanding, pursuant to the Articles of Amendment, the Company will refrain from taking certain actions without the approval of the Company’s holders of a majority of the then outstanding Series B Preferred Stock voting separately as a class (the “Series B Vote”). Among other things, the Company has agreed, with certain exceptions, to refrain from (either directly or indirectly by merger, consolidation or reclassification):

•	adversely changing the rights, preferences or privileges of the Series B Preferred Stock or any holder thereof;

•
issuing any equity security that is senior to or pari passu with the Series B Preferred Stock with respect to voting rights, dividends, liquidation preference or conversion right. Notwithstanding the above, the Company may, without obtaining the Series B Vote, authorize and issue Common Stock or any series of preferred stock with equal voting rights and dividend rights to the Series B Preferred Stock as long as such Common Stock and/or preferred stock is junior in liquidation preference to the Series B Preferred Stock;

•
creating any new debt instrument or increasing any existing debt obligation, excluding trade payables and capital lease lines, if thereafter the Company’s aggregate indebtedness entered into after the Closing exceeds $10,000,000.

The description of the foregoing rights, preferences and privileges of the Series B Preferred Stock is qualified in its entirety by the form of Articles of Amendment to the Articles of Incorporation filed as an exhibit to the Purchase Agreement.

Lockup Agreement

Pursuant to the Purchase Agreement, the holders of the Series B Preferred Stock have agreed to a lockup with respect to all of the Cash Shares and certain of the Exchange Shares (and the underlying common stock). The lockup with respect to 33,333.3 of the Cash Shares will expire on each of the ninth month, the twelfth month and the fifteenth month after Closing. The lock up with respect to 25,712 of the Exchange Shares will expire on December 31, 2006. The remainder of the Exchange Shares will not be subject to a lockup.

The lockup arrangements may expire earlier than indicated above (i) if any representation or warranty made by the Company in connection with the Purchase Agreement is materially untrue and such breach has or will result in at least a 20% decline in the value of the Purchaser’s investment in the Company, or (ii) upon an event of Liquidation.

Registration Rights

The Company has agreed, upon certain terms and conditions, to register the resale of the shares underlying the Series B Preferred Stock with the Securities and Exchange Commission (the “SEC”).

If a registration statement with respect to the resale of such shares has not been declared effective by the SEC prior to the expiration of the lock-up period or if declared effective, ceases to be effective as to the shares at any time thereafter for longer than 30 days at any one time or 60 days during any one year, the Company may be required to pay certain liquidated damages to the Purchaser not to exceed $30 million.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Purchaser. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company intends to organize a special meeting of the Company’s shareholders in the near future for the purpose of seeking the required shareholder approvals. Detailed information about the proposals to be presented at the special meeting will be contained in the proxy statement filed with the SEC and mailed to shareholders prior to the meeting. The Company, its Board of Directors, executive officers and employees, and certain other persons may be deemed to be participants in the solicitation of proxies of Company shareholders to approve the transactions contemplated by the Purchase Agreement. These individuals may have interests in the transaction, including interests resulting from their ownership of Common Stock or options or other securities of the Company. Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement to be filed with the Securities and Exchange Commission. SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and shareholders may obtain free copies of the proxy statement and other documents filed with the Securities and Exchange Commission by writing to:

Airspan Networks Inc
777 Yamato Road, Suite 310
Boca Raton, FL 33431
Attention: Chief Financial Officer.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs and (v) the potential loss of Axtel and Yozan as large customers; (vi) the possibility that Yozan will materially delay or cancel future equipment orders; or (vii) our inability to cancel certain component orders and/or use or sell any excess inventory we accumulate as a result of the Yozan contract amendment. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year December 31, 2005 and its Form 10-Q for the quarter ended April 2, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

Item 3.02. Unregistered Sales of Securities

On July 28, 2006, the Company entered into the Purchase Agreement with the Purchaser which provides for the sale by the Company and the purchase by the Purchaser of up to 200,690 shares of Series B Preferred Stock, as described in further detail above under “Item 1.01. Entry into a Material Definitive Agreement”. The shares of Series B Preferred Stock are anticipated to be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Exhibits

(d) Exhibits

4.1 Preferred Stock Purchase Agreement, dated as of July 28, 2006, by and between Airspan Networks, Inc. and Oak Investment Partners XI, Limited Partnership, including exhibits thereto.

99.1 Press Release dated July 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006

AIRSPAN NETWORKS, INC.

	By:	/s/ Peter Aronstam
Peter Aronstam
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

4.1 Preferred Stock Purchase Agreement, dated as of July 28, 2006, by and between Airspan Networks, Inc. and Oak Investment Partners XI, Limited Partnership, including exhibits thereto.

99.1 Press Release dated July 31, 2006.